UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 14, 2013

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)
O’Hara House, 3 Bermudiana Road Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 14, 2013, David Sach, Chief Financial Officer of Central European Media Enterprises Ltd. (“CME Ltd.”), entered into a separation agreement with CME Media Services Limited (“CME MS”), a wholly owned subsidiary of CME Ltd. (the "DS Agreement"). Under the DS Agreement, Mr. Sach will continue to serve as Chief Financial Officer and be employed by CME MS until October 29, 2013 (the “DS Termination Date”) and continue to receive his current salary and benefits pursuant to the employment agreement dated February 26, 2010 (the “DS Employment Agreement”) between CME MS and Mr. Sach until the DS Termination Date.  Following the DS Termination Date, Mr. Sach will be entitled to receive a severance payment in the amount of CZK 33,447,554 (approximately US$ 1.8 million).  In addition, 204,998 restricted stock units issued to Mr. Sach will vest on the DS Termination Date; provided, that the DS Agreement has not been terminated prior to such date.

Under the DS Agreement, Mr. Sach has agreed to continue to be bound by the restrictive covenants in the DS Employment Agreement, including with respect to confidentiality, non-solicitation and non-competition.  The DS Agreement also includes a waiver and release of claims by Mr. Sach. The foregoing summary of the material terms of the DS Agreement is qualified in its entirety by reference to the DS Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On October 16, 2013, the Board of Directors of CME Ltd. appointed David Sturgeon principal financial officer, effective October 29, 2013. Mr. Sturgeon, 44, will also become CME Ltd.’s acting Chief Financial Officer on October 29, 2013 while CME Ltd. engages in a search for a permanent chief financial officer. Mr. Sturgeon has served as Deputy Chief Financial Officer of the company from July 1, 2009. He served as Group Financial Controller of the company from October 2005 to June 2009. From 2002 to 2005, Mr. Sturgeon was Head of Corporate Accounting at Equant N.V., a provider of global integrated communications solutions. There is no arrangement or understanding between Mr. Sturgeon and any other person pursuant to which Mr. Sturgeon was selected as acting Chief Financial Officer, nor are there any family relationships between Mr. Sturgeon and any director or executive officer of the company. There were no transactions between Mr. Sturgeon and the company requiring disclosure under this Item.

On October 17, 2013, Anthony Chhoy, Executive Vice President, Strategic Planning and Operations of CME Ltd. entered into a separation agreement with CME MS, a wholly owned subsidiary of CME Ltd. (the "AC Agreement"). Under the AC Agreement, Mr. Chhoy will continue to serve as Executive Vice President, Strategic Planning and Operations and be employed by CME MS until November 15, 2013 (the “AC Termination Date”) and continue to receive his current salary and benefits pursuant to an amended and restated employment agreement dated December 1, 2010 (the “AC Employment Agreement”) between CME MS and Mr. Chhoy until the AC Termination Date.  Following the AC Termination Date, Mr. Chhoy will be entitled to receive a severance payment in the amount of CZK 29,185,664 (approximately US$ 1.5 million).  In addition, 124,134 restricted stock units issued to Mr. Chhoy will vest on the AC Termination Date; provided, that the AC Agreement has not been terminated prior to such date.

Under the AC Agreement, Mr. Chhoy has agreed to continue to be bound by the restrictive covenants in the AC Employment Agreement, including with respect to confidentiality, non-solicitation and non-competition.  The AC Agreement also includes a waiver and release of claims by Mr. Chhoy. The foregoing summary of the material terms of the AC Agreement is qualified in its entirety by reference to the AC Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number
10.1	Separation Agreement between CME Media Services Limited and David Sach dated October 14, 2013.
10.2	Separation Agreement between CME Media Services Limited and Anthony Chhoy dated October 17, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: October 17, 2013	/s/ David Sturgeon
David Sturgeon Deputy Chief Financial Officer